As filed with the Securities and Exchange Commission on August 7, 2023

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

CRISPR THERAPEUTICS AG

(Exact name of registrant as specified in its charter)

Switzerland	Not applicable
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

Baarerstrasse 14 6300 Zug Switzerland +41 61 228 7800 (Address of principal executive offices)	Not Applicable (Zip Code)

CRISPR Therapeutics AG

2018 Stock Option and Incentive Plan

(Full title of the plan)

Samarth Kulkarni, Ph.D.

Chief Executive Officer

c/o CRISPR Therapeutics, Inc.

105 West First Street

South Boston, MA 02127

(Name and address of agent for service)

617-315-4600

(Telephone number, including area code, of agent for service)

Copies to:

Robert E. Puopolo Marishka DeToy Goodwin Procter LLP 100 Northern Avenue Boston, MA 02210 (617) 570-1000	James R. Kasinger General Counsel and Secretary CRISPR Therapeutics AG Baarerstrasse 14 6300 Zug Switzerland +41 61 228 7800

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

Part I

EXPLANATORY NOTE

This Registration Statement on Form S-8 relating to the CRISPR Therapeutics AG 2018 Stock Option and Incentive Plan (the “2018 Plan”) of CRISPR Therapeutics AG (the “Registrant”) is being filed for the purpose of registering an additional 1,700,000 of the Registrant’s common shares, CHF 0.03 per share, as other securities for which a Registration Statement on Form S-8 has previously been filed and is effective. Accordingly, this Registration Statement on Form S-8 incorporates by reference the contents of the Registration Statement on Form S-8 (File No. 333-225369) filed with the Securities and Exchange Commission on June 1, 2018 by the Registrant, the contents of the Registration Statement on Form S-8 (File No. 333-232877) filed with the Securities and Exchange Commission on July 29, 2019 by the Registrant, the contents of the Registration Statement on Form S-8 (File No. 333-240120) filed with the Securities and Exchange Commission on July 27, 2020 by the Registrant, and the contents of the Registration Statement on Form S-8 (File No. 333-266636) filed with the Securities and Exchange Commission on August 8, 2022 by the Registrant, each relating to the 2018 Plan except, in each case, for “Item 8. Exhibits.”

Part II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8. Exhibits.

Exhibit Number	Description

4.1	Amended and Restated Articles of Association (incorporated herein by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed on June 9, 2023).

5.1*	Opinion of Walder Wyss AG, Swiss counsel of the Registrant, as to the validity of the common shares.

23.1*	Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm.

23.2*	Consent of Walder Wyss AG (included in Exhibit 5.1).

24.1*	Power of Attorney (included on the signature page).

99.1	CRISPR Therapeutics AG 2018 Stock Option and Incentive Plan (incorporated herein by reference to Exhibit 99.1 to the Registrant’s Registration Statement on Form S-8 filed on June 1, 2018).

99.2

Amendment No.1 to the CRISPR Therapeutics AG 2018 Stock Option and Incentive Plan (incorporated herein by reference to Appendix A to the Registrant’s Definitive Proxy Statement on Schedule 14A filed on April 30, 2019).

99.3

Amendment No. 2 to the CRISPR Therapeutics AG 2018 Stock Option and Incentive Plan (incorporated herein by reference to Appendix A to the Registrant’s Definitive Proxy Statement on Schedule 14A filed on April 24, 2020).

99.4

Amendment No. 3 to the CRISPR Therapeutics AG 2018 Stock Option and Incentive Plan (incorporated herein by reference to Appendix A to the Registrant’s Definitive Proxy Statement on Schedule 14A filed on April 25, 2022).

99.5

Amendment No. 4 to the CRISPR Therapeutics AG 2018 Stock Option and Incentive Plan (incorporated herein by reference to Appendix A to the Registrant’s Definitive Proxy Statement on Schedule 14A filed on April 26, 2023).

99.6

Form of Incentive Stock Option Agreement under the CRISPR Therapeutics AG 2018 Stock Option and Incentive Plan (incorporated herein by reference to Exhibit 99.2 to the Registrant’s Registration Statement on Form S-8 filed on June 1, 2018).

99.7

Form of Non-Qualified Stock Option Agreement for Company Employees under the CRISPR Therapeutics AG 2018 Stock Option and Incentive Plan (incorporated herein by reference to Exhibit 99.3 to the Registrant’s Registration Statement on Form S-8 filed on June 1, 2018).

99.8

Form of Non-Qualified Stock Option Agreement for Non-Employee Directors under CRISPR Therapeutics AG’s 2018 Stock Option and Incentive Plan (incorporated herein by reference to Exhibit 99.4 to the Registrant’s Registration Statement on Form S-8 filed on June 1, 2018).

99.9

Form of Restricted Stock Award under the CRISPR Therapeutics AG 2018 Stock Option and Incentive Plan (incorporated herein by reference to Exhibit 99.5 to the Registrant’s Registration Statement on Form S-8 filed on June 1, 2018).

99.10

Form of Restricted Stock Award Agreement for Company Employees under the CRISPR Therapeutics AG 2018 Stock Option and Incentive Plan (incorporated herein by reference to Exhibit 99.6 to the Registrant’s Registration Statement on Form S-8 filed on June 1, 2018).

99.11

Form of Restricted Stock Award Agreement for Non-Employee Directors under the CRISPR Therapeutics AG 2018 Stock Option and Incentive Plan (incorporated herein by reference to Exhibit 99.7 to the Registrant’s Registration Statement on Form S-8 filed on June 1, 2018).

107*	Filing Fee Table

*Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boston, Commonwealth of Massachusetts on August 7, 2023.

CRISPR THERAPEUTICS AG

By:	/s/ Samarth Kulkarni, Ph.D.
Name: Samarth Kulkarni, Ph.D.
Title: Chief Executive Officer

KNOW ALL BY THESE PRESENT, that each individual whose signature appears below hereby constitutes and appoints each of Samarth Kulkarni, Raju Prasad and James R. Kasinger, as such person’s true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for such person in such person’s name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement on Form S-8, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission granting unto each said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that any said attorney-in-fact and agent, or any substitute or substitutes of any of them, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons on the date indicated below in the capacities indicated:

Signature	Title	Date

/s/ Samarth Kulkarni Samarth Kulkarni	Chief Executive Officer and Director (principal executive officer)	August 7, 2023

/s/ Raju Prasad Raju Prasad	Chief Financial Officer (principal financial and accounting officer)	August 7, 2023

/s/ Rodger Novak Rodger Novak	Chairman and Director	August 7, 2023

/s/ Ali Behbahani Ali Behbahani	Director	August 7, 2023

/s/ Maria Fardis Maria Fardis	Director	August 7, 2023

/s/ H. Edward Fleming, Jr. H. Edward Fleming, Jr.	Director	August 7, 2023

/s/ Simeon J. George Simeon J. George	Director	August 7, 2023

/s/ John T. Greene John T. Greene	Director	August 7, 2023

/s/ Katherine A. High Katherine A. High	Director	August 7, 2023

/s/ Douglas A. Treco Douglas A. Treco	Director	August 7, 2023

/s/ James R. Kasinger James R. Kasinger	Authorized Representative in the United States	August 7, 2023